AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                          EAGLE ASSET MANAGEMENT, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and EAGLE ASSET MANAGEMENT, INC., a Florida corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to a investment portfolio of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April, 2007.

JACKSON NATIONAL ASSET
MANAGEMENT, LLC                             EAGLE ASSET MANAGEMENT, INC.

By:                                         By:
Mark D. Nerud                               Name:______________________________
Title: President                            Title:_____________________________

                                   SCHEDULE B
                              DATED APRIL 30, 2007
                                 (Compensation)

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                         JNL/EAGLE SMALLCAP EQUITY FUND
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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $100 Million                                              .45%
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Amounts over $100 Million                                       .40%
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                           JNL/EAGLE CORE EQUITY FUND
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AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $100 Million                                              .40%
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Amounts over $100 Million                                       .30%
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